Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-153669) of Prana Biotechnology Limited (the “Company”) of our report dated September 23, 2009 relating to the Company’s consolidated financial statements, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers —————————————— PricewaterhouseCoopers Melbourne, Victoria, Australia September 23, 2009